Press Release

Contact
Paresh Maniar
Executive Director, Investor Relations
(408) 470-5348

MAXIM REPORTS $449.2 MILLION REVENUE FOR THE FIRST
QUARTER OF FISCAL 2010

  Revenue: $449.2 million
  Gross Margin: 56.0%
  GAAP earnings per share: $0.13 (after $0.03 special expense items)
  Cash flow from operations: $138.5 million
  Cash, cash equivalents, and short term investments: $937.6 million
  Inventory: $192.3 million, representing 89 days of inventory
  Dividend per share: $0.20

SUNNYVALE, CA - October 29, 2009 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $449.2 million for its fiscal 2010 first quarter ended September 26, 2009, a 14% increase over the $394.5 million revenue recorded in the previous quarter.

Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share was $0.13. The results include certain pre-tax and tax related special items which primarily consist of:

  $16.9 million pre-tax net benefit primarily for stock option related settlement & litigation and certain payroll taxes, interest and penalties

  $8.3 million pre-tax expense for the write down to fair value of assets to be sold
  $16.8 million additional tax provision due to international restructuring

Special expense items reduced earnings per share by $0.03. In the prior quarter special expense items reduced earnings per share by $0.08.

Cash Flow Items

Total cash, cash equivalents and short term investments was $937.6 million as of September 26, 2009, an increase of $24.2 million during the first quarter. Key items include:

  $138.5 million cash flow from operations, 30.8% of revenue
  $26.5 million in net payments for property and equipment
  $61.4 million for cash dividends
  $17.6 million for share repurchase

Business Outlook

Maxim's fiscal first quarter bookings increased by 10% compared to the fourth quarter of fiscal 2009 and the Company's 90 day backlog increased by 4% to $288 million. Results for the December quarter are expected to be:

  Revenue: $450 million - $465 million
  Gross Margin: 57% - 59%
  Operating expenses: $175 - $178 million

Tunc Doluca, President and Chief Executive Officer, commented, "Maxim had a strong September quarter. Revenue grew double digits for the second consecutive quarter and has held up relatively well year over year during which our industry experienced a severe downturn. Quarter over quarter, we achieved operating leverage with significant improvements in gross and operating margins."

Dividend

A cash dividend for the first quarter of fiscal 2010 of $0.20 per share will be paid on December 4, 2009, to stockholders of record on November 20, 2009.

Conference Call

Maxim has scheduled a conference call on October 29, 2009, at 2:00 p.m. Pacific Time to discuss its financial results for the first quarter of fiscal year 2010 and its business outlook. To listen via telephone, dial (866) 802-4321 (toll free) or (703) 639-1318. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

- more -

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	September 26,	June 27,	September 27,
	2009	2009	2008
	(in thousands, except per share data)
Net revenues	$ 449,246	$ 394,471	$ 501,204
Cost of goods sold (1,2)	197,619	203,934	209,654
Gross profit	251,627	190,537	291,550
Operating expenses:
Research and development (1)	116,693	117,456	138,915
Selling, general and administrative (1)	54,990	50,643	40,243
Impairment of long-lived assets (3)	8,291	-	7,343
Severance and restructuring (4)	(1,561)	(535)	4,106
Other operating (income) expenses, net (5)	(16,885)	1,386	7,358
Total operating expenses	161,528	168,950	197,965
Operating income	90,099	21,587	93,585
Interest income and other income, net	1,901	983	9,101
Income before provision for income taxes	92,000	22,570	102,686
Provision for income taxes	50,048	14,472	35,119
Net income	$ 41,952	$ 8,098	$ 67,567

Earnings per share:
Basic	$ 0.14	$ 0.03	$ 0.21
Diluted	$ 0.13	$ 0.03	$ 0.21

Shares used in the calculation of earnings per share:
Basic	306,276	305,347	320,553
Diluted	312,162	308,442	323,815

Dividends declared per share	$ 0.200	$ 0.200	$ 0.200

SCHEDULE OF STOCK BASED COMPENSATION EXPENSES
(Unaudited)
	Three Months Ended
	September 26,	June 27,	September 27,
	2009	2009	2008
	(in thousands)
Cost of goods sold	$ 5,461	$ 6,772	$ 11,920
Research and development	16,741	22,783	19,419
Selling, general and administrative	4,263	5,442	6,222
Total	$ 26,465	$ 34,997	$ 37,561

SCHEDULE OF SPECIAL EXPENSE ITEMS
(Unaudited)
	Three Months Ended
	September 26,	June 27,	September 27,
	2009	2009	2008
	(in thousands)
Cost of goods sold:
Accelerated depreciation (2)	$ -	$ 18,932	$ 11,329

Operating expenses:
Impairment of long-lived assets (3)	$ 8,291	$ -	$ 7,343
Severance and restructuring (4)	(1,561)	(535)	4,106
Other operating (income) expenses, net (5)	(16,885)	1,386	7,358
Total	$ (10,155)	$ 851	$ 18,807

Provision for income taxes:
International restructuring (6)	$ 16,843	$ 15,500	$ -

(1) Includes stock-based compensation charges as shown in the Schedule of Stock Based Compensation Expenses.
(2) Includes accelerated depreciation primarily related to long-lived assets resulting from the closure of the Dallas fab facility.
(3) Write down of assets to be sold to fair value and impairment of long-lived assets recorded in connection with reduced demand and transfer of production from the San Jose fab facility.
(4) Primarily severance and benefit expenses and associated accrual adjustments related to Business Unit; Selling, General & Administrative; and Manufacturing organizations.
(5) (Income) expenses, net, primarily for stock option related settlement & litigation and certain payroll taxes, interest and penalties.
(6) Tax provision impact due to international restructuring.

STOCK-BASED COMPENSATION BY TYPE OF AWARD (in thousands)
(Unaudited)
	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Three Months Ended September 26, 2009
Cost of goods sold	$ 2,015	$ 3,078	$ 368	$ 5,461
Research and development expense	4,131	11,197	1,413	16,741
Selling, general and administrative expense	1,749	2,378	136	4,263
Total	$ 7,895	$ 16,653	$ 1,917	$ 26,465

Three Months Ended June 27, 2009
Cost of goods sold	$ 1,599	$ 4,917	$ 256	$ 6,772
Research and development expense	4,751	17,036	996	22,783
Selling, general and administrative expense	1,737	3,618	87	5,442
Total	$ 8,087	$ 25,571	$ 1,339	$ 34,997

Three Months Ended September 27, 2008
Cost of goods sold	$ 6,115	$ 5,805	$ -	$ 11,920
Research and development expense	7,735	11,684	-	19,419
Selling, general and administrative expense	2,410	3,812	-	6,222
Total	$ 16,260	$ 21,301	$ -	$ 37,561

- more -

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 26,	June 27,
	2009	2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$ 836,029	$ 709,348
Short-term investments	101,551	204,055
Total cash, cash equivalents and short-term investments	937,580	913,403

Accounts receivable, net	228,843	207,807
Inventories	192,277	217,847
Income tax refund receivable	1,260	13,072
Deferred tax assets	194,373	211,879
Other current assets	24,078	20,943
Total current assets	1,578,411	1,584,951
Property, plant and equipment, net	1,352,857	1,366,052
Other assets	130,039	130,772
TOTAL ASSETS	$ 3,061,307	$ 3,081,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 57,966	$ 70,087
Income taxes payable	26,333	2,140
Accrued salary and related expenses	125,821	141,334
Accrued expenses	40,059	38,455
Deferred income on shipments to distributors	18,764	16,760
Total current liabilities	268,943	268,776
Other liabilities	26,210	26,398
Income taxes payable	126,055	124,863
Deferred tax liabilities	67,760	67,273
Total liabilities	488,968	487,310

Stockholders' equity:
Common stock	19,499	21,511
Retained earnings	2,561,185	2,580,610
Accumulated other comprehensive loss	(8,345)	(7,656)
Total stockholders' equity	2,572,339	2,594,465
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 3,061,307	$ 3,081,775

- more -

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	September 26,	June 27,	September 27,
	2009	2009	2008
	(in thousands)
Cash flows from operating activities:
Net income	$ 41,952	$ 8,098	$ 67,567
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	26,465	34,997	37,561
Depreciation and amortization	36,496	56,513	46,781
Deferred taxes	17,809	(7,277)	(924)
Tax (detriment) benefit related to stock-based compensation	(4,347)	(12,493)	1,062
Impairment of long-lived assets	8,291	-	7,343
Other	(1,135)	194	648
Changes in assets and liabilities:
Accounts receivable	(21,036)	(11,463)	3,460
Inventories	24,525	21,624	6,429
Other current assets	10,595	28,728	11,146
Accounts payable	(14,891)	2,042	15,471
Income taxes payable	24,490	11,872	21,503
Deferred income on shipments to distributors	2,004	(1,250)	(138)
Accrued liabilities - goodwill and tender offer payments above fair value	(453)	(2,346)	(8,948)
All other accrued liabilities	(12,250)	(18,888)	(51,897)
Net cash provided by operating activities	138,515	110,351	157,064

Cash flows from investing activities:
Payments for property, plant and equipment	(26,463)	(31,897)	(37,995)
Acquisition	(4,000)	-	-
Proceeds from sales/maturities of available-for-sale securities	100,233	1,313	2,438
Other	1,293	(1,392)	(4,254)
Net cash provided by (used in) investing activities	71,063	(31,976)	(39,811)

Cash flows from financing activities:
Dividends paid	(61,377)	(61,126)	(64,111)
Repurchase of common stock	(17,569)	-	-
Equity proceeds from derivative litigation settlement	2,460	-	-
Issuance of common stock	(8,175)	(637)	-
Equity settlements and payouts	-	-	(15,109)
Other	1,764	(89)	42
Net cash used in financing activities	(82,897)	(61,852)	(79,178)

Net increase in cash and cash equivalents	126,681	16,523	38,075
Cash and cash equivalents:
Beginning of period	709,348	692,825	1,013,119
End of period	$ 836,029	$ 709,348	$ 1,051,194

Total cash, cash equivalents, and short-term investments	$ 937,580	$ 913,403	$ 1,256,456

"Safe Harbor" Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company's financial projections for its second quarter of fiscal 2010 ending in December 2009, which includes revenue, gross margin and operating expenses projections. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2009.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Maxim

Maxim Integrated Products is a publicly traded company that designs, manufactures, and sells high-performance semiconductor products. The Company was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, it has developed over 6100 products serving the industrial, communications, consumer, and computing markets.

Maxim reported revenue in excess of $1.6 billion for fiscal 2009. A Fortune 1000 company, Maxim is included in the Nasdaq 100, the Russell 1000, and the MSCI USA indices. For more information, go to www.maxim-ic.com.

# # #